UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

Vistaprint N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8 Venlo The Netherlands	5928 LW
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 31 77 850 7700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2014, Vistaprint N.V., Vistaprint Schweiz GmbH (collectively “Vistaprint”), and Dr. Hauke Hansen entered into a Separation Agreement dated June 30, 2014 with respect to the termination of Dr. Hansen’s employment with Vistaprint effective June 30, 2014. The Separation Agreement provides for the following payments and benefits to Dr. Hansen subject to Dr. Hansen’s satisfaction of certain severance conditions, including his delivery between July 30 and August 29, 2014 of a general release of claims and certification:

1.	A cash payment in the aggregate amount of CHF 391,813

2.	A cash severance payment calculated in accordance with the formula set forth in Dr. Hansen’s Executive Retention Agreement with Vistaprint dated June 18, 2012

3.	Cash payouts of Dr. Hansen’s annual and long-term cash incentive awards for fiscal year 2014, in the same amounts that he would have received if he had remained an employee of Vistaprint

4.	The acceleration of the vesting of Dr. Hansen’s restricted share units and share options that would have vested between July 1, 2014 and December 31, 2014

5.	A lump-sum pension plan contribution in the gross amount of CHF 53,617

6.	Payment of Dr. Hansen’s expenses for the preparation and filing of his calendar year 2014 Dutch tax filing

Vistaprint will deduct from the payments and benefits paid pursuant to the Separation Agreement all applicable tax and social security withholdings, as well as Dr. Hansen’s reimbursement obligation to Vistaprint for his Swiss tax liabilities in an amount estimated to be approximately CHF 339,870.

Vistaprint and Dr. Hansen also entered into a Non-Competition and Non-Solicitation Agreement on June 30, 2014 that prohibits Dr. Hansen until June 30, 2016 from engaging in any business or enterprise that is competitive with Vistaprint’s business, selling or attempting to sell competitive products or services to Vistaprint’s customers, or hiring, engaging, or soliciting for employment or engagement any Vistaprint employee or independent contractor. In addition to the benefits provided to Dr. Hansen under the Separation Agreement, Vistaprint will pay Dr. Hansen CHF 10,000 as consideration for the obligations under the Non-Competition and Non-Solicitation Agreement.

This description is not a complete description of the parties’ rights and obligations under the Separation and Non-Competition and Non-Solicitation Agreements and is qualified by reference to the full text of the agreements, which are filed as exhibits to this report and incorporated herein by reference. Vistaprint previously disclosed Dr. Hansen’s termination in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2014, which Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index attached to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2014	VISTAPRINT N.V.

	By:	/s/Lawrence A. Gold
Lawrence A. Gold
Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement dated June 30, 2014 between Vistaprint Schweiz GmbH and Vistaprint N.V., on one hand, and Hauke Hansen, on the other hand

10.2	Non-Competition and Non-Solicitation Agreement dated June 30, 2014 between Vistaprint Schweiz GmbH and Vistaprint N.V., on one hand, and Hauke Hansen, on the other hand